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                                                                      EXHIBIT 5


                             THE WILLIAMS COMPANIES, INC.
                      ONE WILLIAMS CENTER--TULSA, OKLAHOMA 74172

                                   (918) 588-2302

J. FURMAN LEWIS
SENIOR VICE PRESIDENT
AND GENERAL COUNSEL






                               September 12, 1995




Northwest Pipeline Corporation
295 Chipeta Way
Salt Lake City, UT  84158-0900



Gentlemen:

You have requested me, as General Counsel of The Williams Companies, Inc., to render my opinion regarding certain matters in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to $100,000,000 aggregate initial offering price of debt securities ("Debt Securities") by Northwest Pipeline Corporation ("Northwest Pipeline"). Northwest Pipeline is a wholly owned subsidiary of The Williams Companies, Inc. The Debt Securities are to be issued from time to time as senior indebtedness of Northwest Pipeline under an indenture between Northwest Pipeline and Chemical Bank, N. A., as trustee, (the "Indenture"). The form of the Indenture is filed as an exhibit to the Registration Statement.

I am familiar with the Restated Certificate of Incorporation and the By-laws, each as amended to date, of Northwest Pipeline and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of Northwest Pipeline, statutes and other instruments and documents as the basis for the opinion expressed herein. In addition, I am, or someone under my supervision is, familiar with the form of the Indenture and the Debt Securities.

Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that when the Indenture has been duly executed and delivered by the authorized officers of Northwest Pipeline and the Trustee and when the Debt Securities have been duly executed, authenticated and delivered in accordance with resolutions adopted by the Board of Directors of Northwest Pipeline, against payment to Northwest Pipeline of the purchase price of the Debt Securities, the Debt Securities will have been legally issued and the Debt Securities and the Indenture will be binding obligations of Northwest Pipeline in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization or other laws relative to or affecting generally the enforcement of creditors' rights.
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Northwest Pipeline Corporation
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September 12, 1995


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned appearing under the caption "Legal Matters" in the related Prospectus.

                                        Very truly yours,


                                        /s/ J. Furman Lewis
                                        ------------------------------------
                                        J. Furman Lewis